Exhibit 16.1


WEINBERG & COMPANY, P.A.
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CERTIFIED PUBLIC ACCOUNTANTS




                                  April 4, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                          RE: BASIC EMPIRE CORPORATION
                              FILE REF. NO. 0-49608
                              ---------------------


We have read the statements made by Basic Empire Corporation which were provided to us on March 29, 2005 which we understand was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Current Report on Form 8-K dated March 5, 2005. We agree with the statements concerning our Firm in such Current Report on Form 8-K. We were not notified of our dismissal until March 29, 2005.


                                                    Very truly yours,


                                                    /s/ Weinberg & Company, P.A.
                                                    ----------------------------
                                                    WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants